                                                                    Exhibit 10.1


                              EXCHANGE AGREEMENT

                                    BETWEEN

                                 RMI.NET, INC.

                                      AND

                      INTERNET COMMUNICATIONS CORPORATION

                          Dated as of March 17, 2000

                              EXCHANGE AGREEMENT

          This EXCHANGE AGREEMENT, dated as of March 17, 2000 (this "Agreement"), is made and entered into by and between RMI.NET, Inc., a Delaware
 ---------
corporation ("RMI"), and Internet Communications Corporation, a Colorado
              ---
corporation (the "Company").
                  -------

                                   RECITALS

          A. Concurrently herewith RMI and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a
                                   ----------------
wholly-owned subsidiary of RMI will be merged (the "Merger") with and into the
                                                    ------
Company, with the Company as the surviving entity.

          B. As a condition to their willingness to enter into the Merger Agreement, each of RMI and the Company has required the other party to enter into this Agreement.

          C. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained and as contained in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                    THE EXCHANGE; ESCROW OF SHARES; CLOSING

          1.1  Signing.
               -------

               (a) Timing.  The execution of this Agreement (the "Signing")
                   ------                                         -------
     shall take place at the offices of Otten, Johnson, Robinson, Neff & Ragonetti, P.C., 950 Seventeenth Street, Suite 1600, Denver, Colorado 80202, at 10:00 a.m., local time, on the date on which the Merger Agreement is executed by all parties thereto (the "Signing Date"), or at such other
                                              ------------
     time and place as RMI and the Company shall mutually agree upon in writing.

               (b) Delivery of RMI Exchange Shares. At or within one (1)
                   -------------------------------
     business day after the Signing, pursuant to an escrow agreement substantially in the form of Exhibit A attached hereto (the "Escrow
                                  ---------                       ------
     Agreement"), RMI shall deposit in escrow with Norwest Bank, Colorado,
     ---------
     National Association (the "Escrow Agent") a duly-executed stock certificate
                                ------------
     representing the RMI Exchange Shares issued in the name of the Company, which shares shall be held by the Escrow Agent until released in accordance with the terms hereof and of the Escrow Agreement. The period of time during which such shares are held in escrow shall be referred to herein as the "Escrow Period".
          -------------

               (c) Legal Opinion. At the Signing, RMI shall deliver to the
                   -------------
     Company a legal opinion regarding the validity of this Agreement, the share exchange contemplated herein and the issuance of the RMI Exchange Shares, in form and substance reasonably satisfactory to the Company and its legal counsel.

     1.2  Closing.
          -------

          (a)  Timing.  If no Reversion has occurred, the Escrow Agent shall
               ------
     cause the RMI Exchange Shares (as defined herein) to be released and delivered to the Company in exchange for the issuance and delivery to RMI of Company Exchange Shares (as defined herein) (the "Exchange"). The
                                                          --------
     Exchange shall take place (the "Closing") at the offices of Otten, Johnson,
                                     -------
     Robinson, Neff & Ragonetti, P.C., 950 Seventeenth Street, Suite 1600, Denver, Colorado 80202, at 10:00 a.m., local time, on the date that is two
     (2) business days following the termination of the Escrow Period (the "Closing Date") or at such other time and place as RMI and the Company
      ------------
     shall mutually agree upon in writing.

          (b)  Share Exchange.
               --------------

               (i) At the Closing, the Company shall deliver or cause to be delivered to RMI or to the Escrow Agent, and shall issue and sell to RMI and RMI shall purchase from the Company, that number of newly-issued shares of common stock, no par value per share, of the Company (the "Company Common Stock") equal to 19.9% of the Company Common
                --------------------
          Stock outstanding on the Signing Date (the "Company Exchange Shares").
                                                      -----------------------

               (ii) The purchase price (the "RMI Exchange Shares") to be
                                             -------------------
          paid for the Company Exchange Shares shall be released by the Escrow Agent and paid at Closing with the number of shares of RMI Common Stock (as hereinafter defined) equal to the product of (A) 19.9% of the Company Common Stock outstanding on the Signing Date multiplied by
          (B) the quotient of (i) $3.25 divided by (ii) the RMI Share Price (as defined herein) and rounding the result to the nearest one thousandth of a share.

               "RMI Common Stock" means the common stock, par value $0.001 per
                ----------------
          share, of RMI. The "RMI Share Price" means the average of the daily
                              ---------------
          closing prices per share of RMI Common Stock on the Nasdaq National Market for the fifteen (15) consecutive trading days ending on the trading day that is one (1) day prior to the Signing Date.

          (c)  Legal Opinion.  At the Closing, and as an express condition to
               -------------
     the occurrence of an Exchange hereunder, the Company shall deliver to RMI a legal opinion regarding the validity of this Agreement, the share exchange contemplated herein and the issuance of the Company Exchange Shares, in form and substance substantially similar in all material respects to the legal opinion delivered by RMI pursuant to Section 1.1(c) hereof.

                                   ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF RMI

            RMI represents and warrants to the Company as follows:

          2.1  Organization, Standing and Power.  RMI is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of RMI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. RMI and each of its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on RMI. For purposes of this Agreement, "Material
                                                                    --------
Adverse Change" or "Material Adverse Effect" means, when used with respect to
--------------      -----------------------
RMI, any change or effect that is or could reasonably be expected (as far as can be reasonably foreseen at the time) to be materially adverse to the business, assets, liabilities, results of operations, or the financial condition of RMI and its Subsidiaries, taken as a whole.

          2.2  Authority.  RMI has all requisite corporate power and authority
               ---------
to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by RMI, the consummation by RMI of the transactions contemplated hereby and the performance by RMI of its obligations hereunder have been duly authorized by all necessary corporate action on the part of RMI. This Agreement has been duly executed and delivered by RMI and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect hereof on the Company) constitutes the valid and binding obligation of RMI enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.3  Consents and Approvals; No Violation.  The execution and delivery
               ------------------------------------
of this Agreement by RMI does not, and the consummation by RMI of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination under, or accelerate the performance required by, or result in the creation of any lien, security interest, charge, increase in liability or other encumbrance upon the RMI Common Stock or any of the assets of RMI under any provision of:

               (a) Law.  Any law, statute, rule, regulation or judicial or
                   ---
     administrative decision,

               (b) Governing Documents. The certificate of incorporation, by-
                   -------------------
     laws or any other governing document of RMI or any of its Subsidiaries,

               (c) Other Agreements.  Any mortgage, deed of trust, lease, note,
                   ----------------
     shareholders' agreement, bond, indenture, contract or other instrument or agreement, or

               (d) Legal Order.  Any judgment, order, writ, injunction or decree
                   -----------
     of any court, governmental body, administrative agency or arbitrator relating to RMI or any of its Subsidiaries,

other than conflicts, violations, defaults, rights of termination or Liens which could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to affect materially and adversely the enforceability or validity of this Agreement.

          2.4  RMI Common Stock to be Issued in the Exchange.  All of the shares
               ---------------------------------------------
of RMI Common Stock issuable in exchange for Company Common Stock at the Closing in accordance with this and subject to the terms of this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free and clear of any and all Liens, including Liens created by statute, RMI's certificate of incorporation or by-laws or any agreement to which RMI is a party or by which RMI is bound.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to RMI as follows:

          3.1  Organization, Standing and Power.  The Company is a corporation
               --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Change" or "Material Adverse
                             -----------------------      ----------------
Effect" means, when used with respect to the Company, any change or effect that
------
is or could reasonably be expected (as far as can be reasonably foreseen at the time) to be materially adverse to the business, assets, liabilities, results of operations, or the financial condition of the Company and its Subsidiaries, taken as a whole.

          3.2  Authority.  The Company has all requisite corporate power and
               ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by RMI and the validity and binding effect of the Agreement on RMI) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.3  Consents and Approvals; No Violation.  The execution and delivery
               ------------------------------------
of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination under, or accelerate the performance required by, or result in the creation of any lien, security interest, charge, increase in liability or other encumbrance upon the Company Common Stock or any of the assets of the Company under any provision of:

               (a) Law.  Any law, statute, rule, regulation or judicial or
                   ---
     administrative decision,

               (b) Governing Documents. The articles of incorporation, by-laws
                   -------------------
     or any other governing document of the Company or any of its Subsidiaries,

               (c) Other Agreements.  Any mortgage, deed of trust, lease, note,
                   ----------------
     shareholders' agreement, bond, indenture, contract or other instrument or agreement, or

               (d) Legal Order. Any judgment, order, writ, injunction or decree
                   -----------
     of any court, governmental body, administrative agency or arbitrator relating to the Company or any of its Subsidiaries,

other than conflicts, violations, defaults, rights of termination or Liens which could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to affect materially and adversely the enforceability or validity of this Agreement.

          3.4  Company Common Stock to be Issued in the Exchange.  All of the
               -------------------------------------------------
shares of Company Common Stock issuable in exchange for RMI Common Stock in accordance with and subject to the terms of this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens, including Liens created by statute, the Company's articles of incorporation or by-laws or any agreement to which the Company is a party or by which the Company is bound.

                                   ARTICLE 4
                            OWNERSHIP AND EXPENSES

          4.1  Ownership During Escrow Period.  During the Escrow Period, the
               ------------------------------
RMI Exchange Shares shall continue to be owned by and held in the name of RMI, and the Company shall not be permitted to vote, sell, assign, transfer, pledge or otherwise dispose of, encumber or exercise any rights with respect to the RMI Exchange Shares.

          4.2  Fees and Expenses.  Except for the costs and expenses of the
               -----------------
Escrow Agent (which shall be borne equally between RMI and the Company), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

                                   ARTICLE 5
                  TERMINATION OF ESCROW, AMENDMENT AND WAIVER

          5.1  Termination of Escrow Period.  The Escrow Period shall
               ----------------------------
automatically expire and terminate upon the earlier to occur of (i) the expiration or termination of the Merger Agreement for any reason, (ii) the consummation of the Merger, or (iii) either of the events described in Section 5.2(a) or Section 5.2(b). In any of these events, on or before the Closing Date the Escrow Agent shall effect the Exchange or Reversion, as applicable, in accordance with this Article 5.

          5.2  Escrowed Shares Returned; No Exchange.  If the Escrow Period
               -------------------------------------
expires or is terminated as a result of and only as a result of any of the following events, the Escrow Agent shall immediately cause the RMI Exchange Shares to be returned to RMI, whereupon no Company Exchange Shares will be issued or delivered to RMI, no Closing shall occur, and the Exchange shall not be effected (a "Reversion"):
                ---------

               (a) Both RMI and the Company provide mutual or simultaneous written notice to the Escrow Agent to cause a Reversion;

               (b) The Company, at its sole discretion, independently provides written notice to the Escrow Agent directing the Escrow Agent to effect a Reversion hereunder;

               (c) The Company, rather than RMI, terminates the Merger Agreement for any or for no reason other than as expressly provided below, and provides written notice to RMI thereof, provided that RMI or the Company subsequently provides such written notice of termination of the Merger Agreement to the Escrow Agent. Notwithstanding the foregoing, however, a Reversion shall not occur under this Section 5.2(c) if the notice of termination states that the Company has terminated the Merger Agreement:

                   (i) pursuant to Section 7.1(c) of the Merger Agreement, due to a material uncured breach of a representation, warranty, covenant or obligations of RMI under the Merger Agreement; or

                   (ii) pursuant to Section 1.5(d) of the Merger Agreement, because the Closing Share Price is equal to or less than 60% of the Signing Share Price;

          (d) RMI, rather than the Company, terminates the Merger Agreement upon an uncured default by the Company under Section 4.2(b) of the Merger Agreement when (i) the Prohibited Action (as defined therein) would give rise to a financial effect on the Company in excess of $375,000; or (ii) it would be commercially reasonable for the Company to cure the default caused by such Prohibited Action; and RMI or the Company provides the Escrow Agent with a copy of such notice of termination; or

          (e) The Merger contemplated by the Merger Agreement is consummated.

          5.3  Closing; Release and Exchange of Escrowed Shares.  Unless the
               ------------------------------------------------
Escrow Agent has effected a Reversion hereunder, in which event the provisions of Section 5.2 will apply, on the Closing Date the Closing will proceed as described in Section 1.2 hereof. Upon the occurrence or nonoccurrence of any event that causes a termination of the Escrow Period but does not result in a Reversion pursuant to Section 5.2, either party may provide written notification to the Escrow Agent of such event, which notice shall set forth specifically the date upon which the Closing of the Exchange shall occur.

          5.4  Voting and Transfer Rights Following Exchange.  If the Exchange
               ---------------------------------------------
is consummated in accordance with the provisions of this Agreement, the following voting and transfer rights and restrictions will apply to the RMI Exchange Shares and the Company Exchange Shares:

               (a) Voting Restrictions on RMI Exchange Shares. The Company
                   ------------------------------------------
     hereby grants to the board of directors of RMI, acting by majority in interest, the Company's irrevocable proxy and hereby appoints such board of directors as its attorney-in-fact to vote all of the RMI Exchange Shares until such shares are sold or otherwise transferred in a manner expressly permitted hereunder to a party other than the Company or the Controlling Shareholder or an affiliate of the Company or the Controlling Shareholder, any shareholder, officer, director, employee, consultant, or agent of the Company or the Controlling Shareholder or an affiliate of the Company or the Controlling Shareholder, or any child, spouse, parent, grandparent, or issue or nominee of any of them. The Company acknowledges that this proxy is coupled with an interest and irrevocable and agrees to take such further action and execute such other instruments as may be necessary to effectuate the intent of this irrevocable proxy.

               (b) Voting Restrictions on Company Exchange Shares. RMI hereby
                   ----------------------------------------------
     grants to the board of directors of the Company, acting by majority in interest, RMI's irrevocable proxy and hereby appoints such board of directors as its attorney-in-fact to vote all shares of Company Exchange Shares until such shares are sold or otherwise transferred in a manner expressly permitted hereunder to a party other than RMI or an affiliate of RMI, any shareholder, officer, director, employee, consultant, or agent of RMI or an affiliate of RMI, or any child, spouse, parent, grandparent, or issue or nominee of any of them. RMI acknowledges that this proxy is coupled with an interest and irrevocable and agrees to take such further action and execute such other instruments as may be necessary to effectuate the intent of this irrevocable proxy.

               (c) Transfer Restrictions on RMI Exchange Shares. The Company
                   --------------------------------------------
     agrees that during the 365-day period immediately following such Exchange (the "Restricted Period") it shall not and shall have no right to sell,
           -----------------
     assign, transfer, pledge or otherwise dispose of or encumber any RMI Exchange Shares at any time or in any manner without the prior written consent of RMI, provided, however, that, subject to the volume restrictions
                     -----------------
     in subsection (e) below, the Company shall have the right during such Restricted Period, and without RMI's prior written consent, to sell up to and including:

               (i) 200,000 shares of RMI Common Stock if (X) the average of the daily closing prices per share of RMI Common Stock on the Nasdaq National

          Market for each of any fifteen (15) consecutive trading days prior to any such sale is greater than or equal to 150% of the RMI Share Price and (Y) the sale price for such sale is greater than or equal to 150% of the RMI Share Price; and

               (ii) an additional 100,000 shares of RMI Common Stock if (X) the average of the daily closing prices per share of RMI Common Stock on the Nasdaq National Market for each of any fifteen (15) consecutive trading days prior to any such sale is greater than or equal to 200% of the RMI Share Price and (Y) the sale price for such sale is greater than or equal to 200% of the RMI Share Price.

          If the Closing of the Exchange occurs hereunder, RMI shall grant to the Company certain demand and piggy-back registration rights relating to the RMI Exchange Shares pursuant to a registration rights agreement substantially in the form of Exhibit C attached hereto (the "Company
                                  ---------                       -------
     Registration Rights Agreement").
     -----------------------------

          (d)  Transfer Restrictions on Company Exchange Shares.
               ------------------------------------------------

               (i)  Definitions.  For purposes of this Section 5.4(d), the term
                    -----------
          "Base Ratio" shall mean the ratio of 200,000 over the total number of
          -----------
          RMI Exchange Shares; and the term "Ceiling Ratio" shall mean the ratio
                                             -------------
          of 100,000 over the total number of RMI Exchange Shares.

               (ii) Restrictions.  RMI agrees that during the Restricted Period
                    ------------
          immediately following such Exchange it shall not and shall have no right to sell, assign, transfer, pledge or otherwise dispose of or encumber any Company Exchange Shares at any time or in any manner without the prior written consent of the Company; provided, however,
                                                            --------  -------
          that, subject to the volume restrictions in subsection (e) below, RMI shall have the right during such Restricted Period and without the Company's prior written consent to sell up to and including:

                    a) that number of shares of Company Common Stock equal to the product of the Base Ratio times the total number of Company Exchange Shares; provided, however, that RMI may only sell such Company Common Stock under this subsection (ii)(a) if (X) the average of the daily closing prices per share of Company Common Stock on the Nasdaq SmallCap Market for each of any fifteen (15) consecutive trading days prior to any such sale is greater than or equal to $4.875, and (Y) the sale price for such sale is greater than or equal to $4.875; and

                    b) an additional number of shares of Company Common Stock equal to the product of the Ceiling Ratio times the total number of Company Exchange Shares; provided, however, that RMI may only sell such Company Common Stock under this subsection (ii)(b) if
               (X) the average of the daily closing prices per share of Company Common Stock on the Nasdaq SmallCap Market for each of any fifteen (15) consecutive trading days prior to any such sale is greater than or equal to $6.50, and (Y) the sale price for such sale is greater than or equal to $6.50.

          If the Closing of the Exchange occurs hereunder, the Company shall grant to RMI certain demand and piggy-back registration rights relating to the Company Exchange Shares pursuant to a registration rights agreement substantially in the form of Exhibit B hereto (the "RMI Registration Rights
                                  ---------              -----------------------
     Agreement").
     ---------

          (e) Volume Restrictions.  Notwithstanding anything to the contrary
              -------------------
     herein, during the Restricted Period immediately following an Exchange, the Company shall not at any time sell RMI Exchange Shares, and RMI shall not sell Company Exchange Shares, on any single trading day in amounts in excess of five percent 5% of the average daily trading volume of RMI Common Stock on the Nasdaq National Market, or Company Common Stock on the Nasdaq SmallCap Market, as applicable, for the five (5) consecutive trading days prior to the date of any such sale.

          5.5  Amendment.  This Agreement may be amended by the parties hereto
               ---------
only by an instrument in writing signed on behalf of each of the parties hereto.

          5.6  Waiver.  The failure of either party hereto to enforce at any
               ------
time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

          5.7  Survival.  The terms and conditions of this Article 5 will
               --------
survive the expiration or termination of the Escrow Period for any reason.

                                   ARTICLE 6
                              GENERAL PROVISIONS

          6.1  Survival of Representations and Warranties; No Other
               ----------------------------------------------------
Representations and Warranties.  The representations and warranties in this
------------------------------
Agreement or in any instrument delivered pursuant to this Agreement shall terminate upon the expiration or termination of the Escrow Period pursuant to
Section 5.1 hereof. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither the Company nor RMI makes any other representations and warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing.

          6.2  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  RMI.  If to RMI, to:
               ---

                    RMI.NET, Inc.
                    988 - 18/th/ Street, suite 2201
                    Denver, Colorado 80202
                    Attention: Chris J. Melcher, Vice President and General Counsel

          with a copy to:

                    Otten, Johnson, Robinson, Neff & Ragonetti, P.C. 950 - 17/th/ Street, Suite 1600
                    Denver, Colorado 80202
                    Attention:  Neil M. Goff, Esq.

                    Brownstein, Hyatt & Farber, P.C.
                    410 - 17/th/ Street, 22/nd/ Floor
                    Denver, Colorado 80202
                    Attention: Jeffrey M. Knetsch, Esq.

          (b)  Company.  If to the Company, to:
               -------

                    Internet Communications Corporation
                    7100 East Bellview Avenue, Suite 201
                    Greenwood Village, Colorado 80111
                    Attention: President

          with a copy to:

                    Hogan & Hartson L.L.P.
                    One Tabor Center, Suite 1500
                    1200 Seventeenth Street
                    Denver, Colorado 80202
                    Attention: Steven A. Cohen, Esq.

          6.3  Interpretation.
               --------------

               (a) Headings.  When a reference is made in this Agreement to a
                   --------
     Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (b) "Subsidiary" means any corporation, partnership, limited liability
               ----------
     company, joint venture or other legal entity of which RMI or Company, as the case may be (either alone or through or together with any other Subsidiary), owns or controls, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

          6.4  Counterparts.  This Agreement may be executed in counterparts,
               ------------
all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          6.5  Entire Agreement; No Third-Party Beneficiaries.  This Agreement
               ----------------------------------------------
constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          6.6  Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the internal laws of the State of Colorado, without regard to conflicts of law principles thereof.

          6.7  Assignment.  Neither this Agreement nor any of the rights,
               ----------
interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors or assigns.

          6.8  Severability.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

          6.9  Enforcement of this Agreement.  The parties hereto agree that
               -----------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Colorado. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding and waives any objection based on forum non conveniens or any other objection to venue thereof.

          6.10  Defined Terms.  Each of the following terms is defined in the
                -------------
Section identified below:

          Agreement..................................................  Preamble
          Base Ratio........................................  Section 5.45.4(d)
          Ceiling Ratio.....................................  Section 5.45.4(d)
          Closing.............................................   Section 1.2(a)
          Closing Date........................................   Section 1.2(a)
          Company....................................................  Preamble
          Company Common Stock.................................  Section 1.2(b)
          Company Exchange Shares..............................  Section 1.2(b)
          Company Registration Rights Agreement................  Section 5.4(c)
          Escrow Agent.........................................  Section 1.1(b)
          Escrow Agreement.....................................  Section 1.1(b)
          Escrow Period........................................  Section 1.1(b)
          Exchange.............................................  Section 1.2(a)
          Material Adverse Change............................  Section 2.1, 3.1
          Material Adverse Effect............................  Section 2.1, 3.1
          Merger....................................................   Recitals
          Merger Agreement..........................................   Recitals
          Restricted Period....................................  Section 5.4(d)
          Reversion...............................................  Section 5.2
          RMI........................................................  Preamble
          RMI Common Stock.....................................  Section 1.2(b)
          RMI Exchange Shares..................................  Section 1.2(b)
          RMI Registration Rights Agreement....................  Section 5.4(d)
          RMI Share Price......................................  Section 1.2(b)
          Signing Date.........................................  Section 1.1(a)
          Signing..............................................  Section 1.1(a)
          Subsidiary...........................................  Section 6.3(b)

          IN WITNESS WHEREOF, RMI and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                              RMI.NET, INC., a Delaware corporation

                              By:    /s/ Douglas H. Hanson
                                 ______________________________________
                              Name:  Douglas H. Hanson
                                   ____________________________________
                              Title: Chairman and CEO
                                    ___________________________________

                              INTERNET COMMUNICATIONS CORPORATION,
                              a Colorado corporation

                              By:    /s/ Tom Galley
                                 ______________________________________
                              Name:  Tom Galley
                                   ____________________________________
                              Title: President
                                    ___________________________________

                                   EXHIBIT A
                               ESCROW AGREEMENT

                                   EXHIBIT B
                       RMI REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT C
                     COMPANY REGISTRATION RIGHTS AGREEMENT